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                           GLOSSARY OF DEFINED TERMS

                  The following words and phrases, unless otherwise defined in the Sale and Servicing Agreement, the Trust Agreement or the Indenture, shall have the meanings specified herein. For purposes of the Indenture, references to the term "Trust" as used in this Glossary of Defined Terms shall be deemed to be references to the Issuer.

                  "Accrued Note Interest": With respect to each Payment Date and any Class A Note, interest accrued during the related Interest Accrual Period at the applicable Class A Note Interest Rate for such Class A Note on the Note Principal Balance of such Class A Note immediately prior to such Payment Date.

                  "Accrued Shortfall Interest Carry Forward Amount: With respect to any Payment Date and each Class of Notes, the amount of the Shortfall Interest Deferred Amounts for such Class unpaid from preceding Payment Dates together with interest thereon at the related Note Interest Rate from such preceding Payment Dates to the current Payment Date.

                  "Act": The meaning specified in Section 12.3(a) of the Indenture.

                  "Actual Owner": The meaning assigned to such term in Section
4.05 of the Sale and Servicing Agreement.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Authorized Newspaper": A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  "Authorized Officer": With respect to the Trust, the Depositor, the Unaffiliated Seller, the Back-up Servicer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee on behalf of the Trust, the Depositor, the Unaffiliated Seller or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Depositor, the Unaffiliated Seller, the Back-up Servicer or the Servicer, as applicable, in matters relating to the Trust, the Depositor, the Unaffiliated Seller, the Back-up Servicer or the Servicer, as the case may be, and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Depositor, the

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Unaffiliated Seller, the Back-up Servicer and the Servicer to the Indenture
Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Distribution Amount": With respect to any Payment Date for each Class of Notes, an amount equal to the excess of (i) the sum of
(a) the aggregate of the Monthly Payments, Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in the related Group received during or with respect to the related Collection Period, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account for the related Group and deposited in the Distribution Account for such Payment Date pursuant to Section 3.25 of the Sale and Servicing Agreement,
(c) the aggregate of any amounts deposited in the Distribution Account allocable to the related Group by the Servicer in respect of Prepayment Interest Shortfalls for such Payment Date pursuant to Section 3.26 of the Sale and Servicing Agreement, (d) the aggregate of any Monthly Advances for the related Group made by the Servicer for such Payment Date pursuant to Section
4.03 of the Sale and Servicing Agreement, (e) the aggregate of any advances for the related Group made by the Indenture Trustee for such Payment Date pursuant to Section 7.02 of the Sale and Servicing Agreement, and (f) the Stated Principal Balance of any Mortgage Loan in the related Group that was purchased during the related Collection Period pursuant to or as contemplated by Section 2.05, or 10.01 of the Sale and Servicing Agreement and the amount of any shortfall deposited into the Collection Account and allocable to the related Group in connection with the substitution of a Deleted Mortgage Loan in the related Group pursuant to Section 2.05 of the Sale and Servicing Agreement during the related Collection Period over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Servicer, the Back-Up Servicer, the Indenture Trustee, the Owner Trustee, the Unaffiliated Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.14 of the Sale and Servicing Agreement or otherwise payable in respect of extraordinary Trust Property expenses, and, in each case, allocable to the related Group, (b) Stayed Funds, allocable to the related Group, (c) amounts deposited in the Collection Account or the Distribution Account and allocable to the related Group as the case may be, in error, (d) amounts reimbursable to the Indenture Trustee for an advance made pursuant to Section 7.02(b) of the Sale and Servicing Agreement which advance the Indenture Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made, (e) the Insurer Premium allocable to the related Group payable to the Insurer pursuant to Section 8.10(b) of the Indenture, (f) the Indenture Trustee Fee payable from the Distribution Account pursuant to Section 6.7 of the Indenture, and allocable to the related Group and (g) the Owner Trustee's Fee payable pursuant to Section 12.1 of the Trust Agreement and allocable to the related Group.

                  "Back-up Servicing Fee": For each Payment Date, an amount equal to one-twelfth the product of (i) the Back-up Servicing Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Payment Date (or, in the case of the initial Payment Date, as of the Cut-off Date).



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                  "Back-up Servicing Fee Rate": With respect to each Group,
0.06% per annum.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Back-up Servicer": Fairbanks Capital Corp. and its permitted successors and assigns.

                  "Balloon Payment": The final payment due on a Balloon Mortgage Loan.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Base Principal Distribution Amount" for any Payment Date for each Class of Notes will be the lesser of:

                  (a) the excess of the Available Distribution Amount for such Class over the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount) for such Class on such Payment Date; and

                  (b)      the sum of:

                                    (i) the principal portion of all monthly
payments on the Mortgage Loans in the related Group received during the related Collection Period;

                                    (ii) the principal portion of all proceeds
of the repurchase of a related Mortgage Loan from the related Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Sale and Servicing Agreement during the related Collection Period;

                                    (iii) the principal portion of all other
unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Collection Period, to the extent applied as recoveries of principal on the Mortgage Loans in the related Group, net of any portion that represents a recovery of principal for which a Monthly Advance was made by the Servicer and deposits during the related Collection Period into the Distribution Account, in each case, with respect to the related Group;

                                    (iv) the proceeds received by the Indenture
Trustee upon the exercise by the Servicer of its option to call the related Class of Notes (to the extent such proceeds relate to principal);



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                                    (v) any amount that the Insurer has elected
to pay as principal (including Liquidated Loan Losses) prior to any Remaining Overcollateralization Deficit; minus

                                    (vi) the amount of any
Overcollateralization Reduction Amount for such Class for such Payment Date.

                  "Basic Documents": The Sale and Servicing Agreement, the Indenture, the Certificate of Trust, the Trust Agreement, the Indemnification Agreement, the Insurance Agreement, the Underwriting Agreement and the other documents and certificates delivered in connection therewith.

                  "BIF": The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  "Book Entry Notes": A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 2.9 of the Indenture.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of South Carolina, or in the city in which the Insurer or the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Business Trust Statute": Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.3801 et seq. as the same may be amended from time to time.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Certificate": The Certificate executed and delivered by the Owner Trustee on behalf of the Trust, and authenticated by the Owner Trustee, pursuant to the Trust Agreement.

                  "Certificate of Trust": The certificate of trust of the Trust as filed by the Initial Owner Trustee under the Business Trust Statute on behalf of the Trust pursuant to the Trust Agreement.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 4.9 of the Trust Agreement.

                  "Certificateholder" or "Holder": The Person in whose name the Certificate is registered in the Certificate Register.



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                  "Class": Collectively, all of the Notes bearing the same
class designation.

                  "Class A Note": Any of the Class A-1 Notes and Class A-2 Notes executed by the Owner Trustee on behalf of the Trust and authenticated and delivered by the Indenture Trustee pursuant to the Indenture.

                  "Class A Noteholder": Any Holder of a Class A-1 or Class A-2 Note.

                  "Class A Note Interest Rate": With respect to the Class A-1 Notes, the Class A-1 Interest Rate, and with respect to the Class A-2 Notes, the Class A-2 Interest Rate.

                  "Class A Note Principal Balance": The aggregate of the Note Principal Balance of all Notes as of the date of determination.

                  "Class A-1 Available Distribution Amount": The Available Distribution Amount with respect to the Class A-1 Notes.

                  "Class A-1 Interest Distribution Amount": On any Payment Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-1 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class plus (ii) to the extent the remaining Available Distribution Amount for such Class for such Payment Date is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-1 Interest Rate": For each Payment Date, a rate per annum equal to 6.87% (for each Interest Accrual Period on or prior to the date on which the Servicer could exercise its option to redeem the Notes as provided in Article X of the Indenture) or 7.37% (for each Interest Accrual Period after such date).

                  "Class A-1 Mortgage Loan Interest Shortfall Amount": With respect to the Mortgage Loans in Group I and any Payment Date, the sum of (x) the excess, if any, of the aggregate Prepayment Interest Shortfalls with respect to Group I for the related Collection Period over the aggregate amount of Compensating Interest paid by the Servicer in respect thereto and (y) the aggregate amount of Civil Relief Act Interest Shortfalls in respect of which the Servicer did not make a Monthly Advance.

                  "Class A-1 Note": Any one of the Class A-1 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-1 Note Principal Balance": The Class Note Balance for the Class A-1 Notes.

                  "Class A-2 Available Distribution Amount": The Available Distribution Amount with respect to the Class A-2 Notes.



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                  "Class A-2 Interest Distribution Amount": On any Payment
Date, the amount equal to (i) the aggregate Accrued Note Interest on the Class A-2 Notes during the related Interest Accrual Period, reduced by the Shortfall Interest Deferred Amount, if any, for such Payment Date in respect of such Class, plus (ii) to the extent the remaining Available Distribution Amount for such Class for such Payment Date is sufficient for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount, if any, for such Payment Date in respect of such Class.

                  "Class A-2 Interest Rate": For each Payment Date, a rate per annum equal to 6.82% (for each Interest Accrual Period on or prior to the date on which the Servicer could exercise its option to redeem the Notes as provided in Article X of the Indenture) or 7.32% (for each Interest Accrual Period after such date).

                  "Class A-2 Mortgage Loan Interest Shortfall Amount": With respect to the Mortgage Loans in Group II and any Payment Date, the sum of (x) the excess, if any, of the aggregate Prepayment Interest Shortfalls with respect to Group II for the related Collection Period over the aggregate amount of Compensating Interest paid by the Servicer in respect thereto and (y) the aggregate amount of Civil Relief Act Interest Shortfalls in respect of which the Servicer did not make a Monthly Advance.

                  "Class A-2 Note": Any one of the Class A-2 Notes executed by the Owner Trustee on behalf of the Trust, and authenticated and delivered by the Indenture Trustee, pursuant to the Indenture.

                  "Class A-2 Note Principal Balance": The Class Note Balance for the Class A-2 Notes.

                  "Class Note Balance": As to any Class of Notes and any date of determination, the aggregate of the Note Principal Balances of all Notes of such Class as of such date of determination.

                  "Clean-Up Call Date": With respect to each Class of Notes, the first Payment Date after the Note Principal Balance of such Class is less than 10% of the Note Principal Balance of such Class as of the Closing Date.

                  "Closing Date":  May 27, 1999.

                  "Code": The Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": The meaning specified in the Granting Clause of the Indenture.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a) of the Sale and Servicing Agreement, which shall be entitled "First Union National Bank, as Indenture Trustee, in trust for (A) registered holders of HomeGold Home Equity Loan Trust Asset Backed Notes, Series 1999-1, and (B) Financial Security Assurance, Inc." and which must be an Eligible Account.

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                  "Collection Period": With respect to each Class of Notes in the case of any Payment Date and any Mortgage Loan, the calendar month immediately preceding the calendar month in which such Payment Date occurs.

                  "Commission": The United States Securities and Exchange Commission.

                  "Compensating Interest": Advances by the Servicer pursuant to
Section 3.26 of the Sale and Servicing
Agreement.

                  "Company":  HomeGold, Inc.

                  "Corporate Trust Office": With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business in connection with the Indenture shall be administered, which office at the date of the execution of the Indenture is located at 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business in connection with the Trust Agreement shall be administered, which office at the date of the execution of the Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

                  "Cumulative Insurance Payments": As of any time of determination, the aggregate of all Insurance Payments previously made by the Insurer plus interest thereon from the date such amount became due until paid in full, at a rate of interest calculated as provided in the Insurance Agreement minus all payments previously made to the Insurer pursuant to Section
8.3 of the Indenture hereof as reimbursement for such amounts.

                  "Cumulative Loss Percentage": For any Payment Date, the percentage equivalent of a fraction, the numerator of which is aggregate amount of Realized Losses incurred from and including the first Collection Period to and including the most recently ended Collection Period, and the denominator of which is the Maximum Collateral Amount.

                  "Cut-off Date": With respect to each Mortgage Loan, the opening of business on May 1, 1999; and with respect to all Qualified Substitute Mortgage Loans, the first day of the calendar month in which the substitution occurs. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

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                  "Deficiency Amount": With respect to each Class of Class A
Notes as of any Payment Date (i) any shortfall in amounts available in the Distribution Account to pay the Interest Payment Amount for such Class, net of any Relief Act Interest Shortfalls and Prepayment Interest Shortfalls allocated to such Class, (ii) the Remaining Overcollateralization Deficit, if any, for such Payment Date for such Class and (iii) without duplication of the amount specified in clause (ii), the applicable Note Principal Balance to the extent unpaid on the final Payment Date for such Class of the Class A Notes or the earlier termination of the Trust pursuant to the terms of the Trust Agreement.

                  "Deficiency Event": The inability of the Indenture Trustee to make the Scheduled Payment on any Payment Date due to a shortage of funds for such purpose then held in the Distribution Account and the failure of the Insurer to pay in full a claim made in accordance with the Policy with respect to such Payment Date.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Notes": The meaning specified in Section 2.9 of the Indenture.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": As of the last day of any Collection Period, the percentage equivalent of a fraction, the numerator of which equals the aggregate Stated Principal Balances of all Mortgage Loans that are 90 or more days Delinquent, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Collection Period.

                  "Delinquent": A Mortgage Loan is Delinquent if the Monthly Payment due on a Due Date is not paid on or before the next succeeding Due Date, at which time, such Mortgage Loan is 30 days Delinquent. If the Monthly Payment due on a Due Date is not paid on or before the second or third succeeding Due Date, respectively, such Mortgage Loan is 60 or 90 days Delinquent, as the case may be.

                  "Depositor": Prudential Securities Secured Financing Corporation, a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.



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                  "Depository Institution": Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Payment Date, the fifth Business Day prior to such Payment Date.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) shall not be considered to Directly Operate an REO Property solely because the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Distribution Account": The trust account established and maintained by the Indenture Trustee pursuant to Section 8.7 of the Indenture.

                  "Due Date": With respect to each Payment Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Collection Period, exclusive of any days of grace.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

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                  "ERISA": Employee Retirement Income Security Act of 1974, as
amended

                  "Escrow Payments": As defined in Section 3.09 of the Sale and Servicing Agreement.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Overcollateralization Amount": With respect to each Group of Mortgage Loans and any Payment Date, the excess, if any, of (i) the Overcollateralization Amount for the related Class of Notes for such Payment Date over (ii) the Specified Overcollateralization Amount for such Class for such Payment Date.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Expense Account": The account established and maintained pursuant to Section 8.10 of the Indenture.

                  "Expenses": The meaning assigned to such term in Section 12.2 of the Trust Agreement.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Maturity Date": With respect to any Class of the Class A Notes the Final Scheduled Payment Date or, if earlier, the Redemption Date.

                  "Final Payment Date": With respect to any Class of the Class A Notes the earlier of the Final Maturity Date and the Payment Date with respect to such Class on which the principal of and all accrued but unpaid interest on the Notes of such Class shall be paid in full.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Unaffiliated Seller, the Depositor, the Servicer or the Insurer pursuant to or as contemplated by Section 2.05, 3.18(d) or 10.01) of the Sale and Servicing Agreement, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Final Scheduled Payment Date": In the case of the Class A-1 Notes, the Payment Date in July 2029 and in the case of the Class A-2 Notes, the Payment Date in August 2029.



                                      10
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                  "FNMA": Federal National Mortgage Association or any
successor thereto.

                  "Grant": Mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Group":  Group I or Group II, as the case may be.

                  "Group I": The group of Mortgage Loans pledged to the Indenture Trustee and assigned to Group I, as reflected on the Mortgage Loan Schedule.

                  "Group I Mortgage Loans": The Mortgage Loans assigned to Group I.

                  "Group II": The group of Mortgage Loans pledged to the Indenture Trustee and assigned to Group II, as reflected on the Mortgage Loan Schedule.

                  "Group II Mortgage Loans": The Mortgage Loans assigned to Group II.

                  "HomeGold Financial": HomeGold Financial, Inc., a South Carolina corporation.

                  "Indebtedness": With respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person;
(e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

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

                  "Indemnification Agreement": The Indemnification Agreement dated as of May 19, 1999 among the Trust, the Insurer, the Unaffiliated Seller, the Company, HomeGold Financial, Inc., the Depositor and Prudential Securities Incorporated.

                  "Indemnified Parties": The meaning assigned to such term in
Section 12.2 of the Trust Agreement.

                  "Indenture": The Indenture dated as of May 1, 1999 between the Trust and the Indenture Trustee relating to the Notes.

                  "Indenture Trustee": First Union National Bank, a national banking association, or its successor-in-interest, or any successor trustee appointed as provided in the Indenture.

                  "Indenture Trustee Trust Secured Obligations": All amounts and obligations which the Trust may at any time owe to the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

                  "Indenture Trustee's Fee": The amount payable to the Indenture Trustee on each Payment Date pursuant to Section 6.7 of the Indenture as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Indenture Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Indenture Trustee's Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Payment Date (or, in the case of the initial Payment Date, as of the Cut-off Date).

                  "Indenture Trustee's Fee Rate":  0.015% per annum.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Trust, the Unaffiliated Seller, the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the Unaffiliated Seller, the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Trust, the Unaffiliated Seller, the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trust, the Unaffiliated Seller, the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Trust, the Unaffiliated Seller, the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                  "Independent Certificate": A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, prepared by an Independent appraiser or other expert appointed pursuant to an Trust Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code, so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Property is at arm's-length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Indenture Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 856(e)(1) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of May 1, 1999, among the Trust, the Depositor, the Originator/Servicer, the Unaffiliated Seller, HomeGold Financial, HomeGold Residual Holdings Corporation and the Insurer, as amended or supplemented in accordance with the provisions thereof.

                  "Insurance Payment": Any payment made by the Insurer under the Policy with respect to the Class A Notes.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Insured Payment": With respect to either Class of Notes as of any Payment Date (i) the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount for the related Interest Accrual Period), (ii) the Remaining Overcollateralization Deficit, if any, for such Payment Date and (iii) without duplication of the amount specified in clause (ii), the applicable Note Principal Balance to the extent unpaid on the Final Scheduled Payment Date for such Class or the earlier termination of the Trust pursuant to the terms of the Trust Agreement.

                  "Insurer": Financial Security Assurance, Inc. a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

                  "Insurer Default": The existence and continuance of any of the following:

                  (a) the Insurer fails to make a payment required under the Policy in accordance with its terms; or

                  (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree
       (i) appointing a custodian, trustee, agent, or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Insurer of all or any material portion of its property.

                  "Insurer Issuer Secured Obligations": All amounts and obligations which the Trust may at any time owe to or on behalf of the Insurer under the Indenture, the Insurance Agreement or any other Basic Document.

                  "Insurer Premium": The Policy premium payable pursuant to
Section 8.10(b) of the Indenture.

                  "Insurer Premium Rate": 0.25% per annum.

                  "Insurer Premium Supplement": The premium supplement payable to the Insurer pursuant to Section 5.02 of the Insurance Agreement.

                  "Interest Accrual Period": With respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

                  "Interest Distribution Amount": With respect to any Payment Date, the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount, as the case may be, for such Payment Date.

                  "Investment Account": As defined in Section 3.14 of the Sale and Servicing Agreement.

                  "Issuer": The Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request": A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Issuer Secured Obligations": The Insurer Issuer Secured Obligations and the Indenture Trustee Issuer Secured Obligations.

                  "Issuer Secured Parties": Each of the Indenture Trustee in respect of the Indenture Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Collection Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan, or (iii) such Mortgage Loan is removed from the Trust Property by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.05 or Section 10.01 of the Sale and Servicing Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Property by reason of its being purchased pursuant to Section 10.01 of the Sale and Servicing Agreement.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation and (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

                  "Majority Certificateholder": Any single Holder of the Certificate representing the greatest Percentage Interest in the Certificate.

                  "Maximum Collateral Amount": With respect to each Group the Original Pool Balance of such Group.

                  "Monthly Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Payment Date pursuant to
Section 4.03 of the Sale and Servicing Agreement.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and
(ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 of the Sale and Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a lien on, or security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section
2.03 of the Sale and Servicing Agreement pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Indenture Trustee pursuant to Section 2.01, Section 2.02 or Section 2.05(d) of the Sale and Servicing Agreement as from time to time held as a part of the Trust Property, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Property on such date. The Mortgage Loan Schedule shall set forth following information with respect to each Mortgage
Loan:

1.       the Originator's or Servicer's Mortgage Loan identifying number;

2.       the Mortgagor's name;

3. the street address of the Mortgaged Property including the state and zip code;

4.       a code indicating whether the Mortgaged Property is owner-occupied;

5.       the type of Residential Dwelling constituting the Mortgaged Property;

6.       the original months to maturity;

7. the remaining months to stated maturity from the Cut-off Date based on the original amortization schedule;

8.       the Loan-to-Value Ratio at origination;

9. (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

10.      the stated maturity date;

11. the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

12. the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

13.      the original principal amount of the Mortgage Loan;

14. the outstanding principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

15. a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

16.      the Mortgage Rate;

17.      a code indicating the documentation style program;

18.      the risk grade;

19.      the Value of the Mortgaged Property;

20.      the sale price of the Mortgaged Property, if applicable;

21.      whether the Mortgage Loan has a due-on-sale clause;

22.      the program code; and

23.      the lien priority of the Mortgage Loan.

                  The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate in each Group: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on the Mortgage Loan Schedule from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

                  "Mortgage Schedule": The meaning ascribed thereto in the Sale and Servicing Agreement.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Monthly Excess Cashflow": With respect to each Class of Notes, the excess of the (x) the Available Distribution Amount for such Class over (y) the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount) and the Base Principal Distribution Amount for such Class.

                  "Net Mortgage Loan Interest Shortfall Amount": The Class A-1 Mortgage Interest Shortfall or the Class A-2 Mortgage Loan Interest Shortfall Amount, as applicable.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Property, including any lease renewed or extended on behalf of the Trust Property if the Trust Property has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Monthly Advance": Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan in a Group or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan in such Group or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Note":  A Class A-1 Note or Class A-2 Note.

                  "Note Factor": With respect to each Class of Notes as of any Payment Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Class Note Balance of the related Notes on such Payment Date (after giving effect to any distributions of principal in reduction of the Class Note Balance of the related Notes to be made on such Payment Date), and the denominator of which is the related Class Note Balance of the related Notes as of the Closing Date.

                  "Note Owner": With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Note Paying Agent": The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Trust to make payments to and distributions from the Distribution Account, including payment of principal of or interest on the Notes on behalf of the Trust.

                  "Note Principal Balance": With respect to each Class of Notes as of any date of determination, the Note Principal Balance of such Class A Note on the Payment Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon on such immediately prior Payment Date for such Class (or, in the case of any date of determination up to and including the first Payment Date, the initial Note Principal Balance of such Class, as stated on the face thereof).

                  "Note Register" and "Note Registrar": The register maintained and the registrar appointed pursuant to Section 2.3 of the Indenture.

                  "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, and the Insurer to the extent of Cumulative Insurance Payments.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Trust (or Owner Trustee on behalf of the Trust), the Servicer, the Unaffiliated Seller or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer acceptable to the Indenture Trustee, the Insurer or the Owner Trustee, as the case may be.

                  "Original Pool Balance": With respect to each Group, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in such Group as of the Cut-off Date.

                  "Originator":  HomeGold, Inc.

                  "Outstanding": As of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

     (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

     (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Note Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee has been made); and

     (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected or bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Trust, the Unaffiliated Seller or the Servicer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer either actually knows to be so owned or has received written notice thereof shall be so disregarded and Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, the Unaffiliated Seller or the Servicer or any Affiliate of any thereof.

                  "Outstanding Amount": The aggregate Note Principal Balance of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

                  "Overcollateralization Amount": With respect to each Class of Notes and to any Payment Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans in the related Group as of the close of business on the last day of the related Collection Period over (b) the Note Principal Balance of such Class of Notes as of such Payment Date (after taking into account the payment of the amounts described in clauses (b)(i) through
(iv) of the definition of Principal Distribution Amount for such Class on such Payment Date); provided, however, that such amount shall not be less than zero.

                  "Overcollateralization Deficit": The amount, if any, by which the aggregate Note Principal Balance of both Classes of Notes on a Payment
Date, after
payment of the Base Principal Distribution Amount, but before taking into account any principal payment funded from Net Monthly Excess Cash Flow, the Reserve Account or any Insured Payment, exceeds the aggregate principal balances of the Mortgage Loans in both Groups as of the close of business on the last day of the related Collection Period. For purposes of determining the amount to be paid on account of the Overcollateralization Deficit to the Holders of each Class of Notes on the Payment Date, the Overcollateralization Deficit shall be allocated to each Class pro rata based on the amount by which the Note Principal Balance of each Class on such Payment Date, after payment of the Base Principal Distribution Amount but before taking into account any principal payment funded from Net Monthly Excess Cashflow, the Reserve Account or any Insured Payment, exceeds the aggregate principal balances of the Mortgage Loans in the related Group as of the close of business on the last day of the related Collection Period.

                  "Overcollateralization Deficiency Amount": With respect to each Class of Notes and to any Payment Date, the excess, if any, of (a) the Specified Overcollateralization Amount for such Class applicable to such Payment Date over (b) the Overcollateralization Amount for such Class applicable to such Payment Date prior to taking into account the payment of any Overcollateralization Increase Amounts for such Class on such Payment Date.

                  "Overcollateralization Increase Amount": With respect to each Class of Notes and to any Payment Date, the lesser of (a) the Overcollateralization Deficiency Amount for such Class as of such Payment Date (after taking into account the payment of the Base Principal Distribution Amount for such Class, on such Payment Date, exclusive of the payment of any Overcollateralization Increase Amount for such Class) and (b) the amount of Net Monthly Excess Cashflow available for such Payment Date reduced by any Cumulative Insurance Payments or payments allocated to the Overcollateralization Deficit.

                  "Overcollateralization Reduction Amount": With respect to each Class of Notes and to any Payment Date, an amount equal to the lesser of
(a) the Excess Overcollateralization Amount for such Class and (b) the Base Principal Distribution Amount of such Class.

                  "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor to it as owner trustee thereunder.

                  "Owner Trustee Fees": The amounts payable to the Owner Trustee as contemplated in Section 12.1 of the Trust Agreement.

                  "Ownership Interest": As to any Note, any ownership or security interest in such Note, including any interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee. As to the Certificate, any ownership or security interest in the Certificate, including any interest in the Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Owner Trust Estate": (i) the sum deposited in the Collection Account pursuant to Section 2.5 of the Trust Agreement, (ii) all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, (iii) all funds on deposit from time to time in any of the Trust Accounts or the Certificate Distribution Account and (iv) all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement.

                  "Payment Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in June 1999.

                  "Percentage Interest": With respect to the Certificate, the undivided percentage ownership of the Certificate evidenced by the Certificate, as set forth in the Certificate.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Indenture Trustee or any of their respective Affiliates:

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment only if, at the time of investment, such investment is acceptable to the Insurer;

         (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

         (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

         (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

         (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

         (vi) units of money market funds that have been rated "Aaa" by Moody's and "AAA" by S&P; and

         (vii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Insurer as a permitted investment of funds backing securities that have been rated "Aaa" by Moody's and "AAA" by S&P;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Article IV of the Trust Agreement.

                  "Permitted Trust Investments": means non-assessable, non-recourse debt or equity investment securities, held for income and/or appreciation, in respect of which the Trust, as holder, shall not be liable for the debts, liabilities or other obligations of the issuer thereof.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or, in respect of provisions of the Trust Agreement relating to matters of Constructive Ownership, an individual, a trust qualified under Section 501(c)(17) of the Code, the portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code or a private foundation within the meaning of Section 509(a) of the Code.

                  "Plan": The meaning assigned to such term in Section 4.10 of the Trust Agreement.

                  "Policy": The Financial Guaranty Insurance Policy (No. 50816-N) issued by the Insurer relating to the Class A Notes, including any endorsements thereto, attached as Exhibit C to the Indenture.

                  "Policy Payments Account": The account established pursuant to Section 11.4(b) of the Indenture.

                  "Predecessor Note": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under

Section 2.4 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preference Claim": The meaning ascribed thereto in the Indenture.

                  "Prepayment Assumption": The Prepayment Assumption assumes that the pool of loans prepays in the first month at a constant annual prepayment rate of 2.4% and increases by an additional 2.4% each month thereafter until the tenth month, where it remains at a constant annual prepayment rate equal to 24%.

                  "Prepayment Interest Shortfall": With respect to each Class of Notes and to any Payment Date, for each Mortgage Loan in the related Group that was during the related Collection Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Collection Period, an amount equal to the excess of (i) interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Collection Period over (ii) the amount, if any, of the interest paid by the Mortgagor in connection with such Principal Prepayment. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.26 of the Sale and Servicing Agreement.

                  "Principal Distribution Amount": With respect to each Class of Notes and to any Payment Date, the sum of:

                      (i) the Base Principal Distribution Amount for such Class
                  and such Payment Date;

                      (ii) the Overcollateralization Deficit allocable to that
                  Class, but only to the extent that it can be funded on such Payment Date from Net Monthly Excess Cashflow available from both Groups, if any, available from the Reserve Account,

                      (iii) such Class' pro rata portion of any Remaining
                  Overcollateralization Deficit on such Payment Date, to the extent funded by the Insurer as an Insured Payment, and

                      (iv) the Overcollateralization Increase Amount for such
                  Class, but only to the extent it can be funded on such Payment Date from Net Monthly Excess Cashflow available from the related Group;

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Agreement and Assignment": The Purchase Agreement and Assignment dated as of May 1, 1999 among the Originator, HomeGold Financial and the Unaffiliated Seller.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.05 or
10.01 of the Sale and Servicing Agreement, and as confirmed by an Officers' Certificate from the Servicer to the Indenture Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01 of the Sale and Servicing Agreement), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 8.3 of the Indenture, through the next date corresponding to such Due Date which is on or after the date on which such purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the next date corresponding to such Due Date which is on or after the date on which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property from such corresponding date through the next such corresponding date which is on or after the date on which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 8.3 of the Indenture, (iii) any unreimbursed Servicing Advances and Monthly Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.18(b) of the Sale and Servicing Agreement, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.05 of the Sale and Servicing Agreement, expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have a Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) [intentionally left blank], (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have a risk grading determined by the Unaffiliated Seller, with the approval of the Insurer, at least equal to the risk grading assigned on the Deleted Mortgage Loan, and (vii) conform to each representation and warranty set forth in the Unaffiliated Seller's Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and the Insurer, notice of which designation shall be given to the Indenture Trustee, the Trust, the Unaffiliated Seller and the Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.18(b) of the Sale and Servicing Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section
3.11 of the Sale and Servicing Agreement.

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.18(b) of the Sale and Servicing Agreement, minus (v) the aggregate of all Monthly Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.25 of the Sale and Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.25 of the Sale and Servicing Agreement.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  A Realized Loss within the meaning of the foregoing provisions shall constitute a Realized Loss regardless of how such Realized Loss shall have arisen (e.g., whether by virtue of any default, bankruptcy, fraud, special hazard or any other reason).

                  "Record Date": With respect to each Payment Date, the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

                  "Redemption Date": In the case of a redemption of a Class of Notes pursuant to Article X of the Indenture, the Payment Date for such redemption as provided in Article X of the Indenture.

                  "Redemption Price": As of any date, an amount equal to the unpaid principal amount of the then outstanding principal amount of the related Class of Notes, plus accrued and unpaid interest thereon to but excluding such date.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Payment Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "Remaining Overcollateralization Deficit": On any Payment Date with respect to a Class of Notes, such Class' allocable portion of any Overcollateralization Deficit, after taking into account the payment of the related Principal Distribution Amount (including any portion thereof funded from the Net Monthly Excess Cashflow, or from amounts, if any available from the Reserve Account but excluding the amount of any Insured Payment) as of such Payment Date.

                  "Remittance Report": As defined in Section 4.02 of the Sale and Servicing Agreement.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.25 of the Sale and Servicing Agreement.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Property, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Payment Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the price paid in connection with a purchase of some or all of the Mortgage Loans and REO Properties pursuant to Section 10.01 of the Sale and Servicing Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.25(c) of the Sale and Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.25(d) of the Sale and Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.25 of the Sale and Servicing Agreement.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E -1 or Exhibit E-2.

                  "Reserve Account": That certain account, which shall be an Eligible Account, established pursuant to Section 8.18 of this Indenture.

                  "Reserve Interest Rate": The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean,
(ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a FNMA eligible condominium project, (iv) a detached one-family dwelling in a planned unit development or (v) a manufactured home treated as real property under local law, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Responsible Officer": When used with respect to the Indenture Trustee, any officer of the Corporate Trust Department of the Indenture Trustee, including any Senior Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred. When used with respect to the Owner Trustee, any officer of the Corporate Trust Department of the Owner Trustee, including any Senior Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Initial Owner Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

                  "Rolling Delinquency Percentage": As of any Payment Date, the average of the Delinquency Percentages for both Groups as of the last day of each of the three (or one or two, in the case of the first and second Payment Dates) most recently ended Collection Periods.

                  "Rolling Loss Percentage": As of any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses for both Groups incurred during the preceding twelve Collection Periods, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in both Groups as of the first day of the twelfth preceding Collection Period.

                  "SAIF": The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  "Sale and Servicing Agreement": The Sale and Servicing Agreement dated as of May 1, 1999, among the Trust, the Depositor, the Servicer, the Back-up Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

                  "Scheduled Payment":  As defined in the Policy.

                  "Secretary of State": The Secretary of State of the State of Delaware.

                  "Security Majority": A majority by principal amount of the Noteholders so long as the Notes are outstanding and a majority by Percentage Interest of the Certificateholders thereafter.

                  "Securityholder" or "Holder": A Noteholder and/or Certificateholder, as the context requires.

                  "Servicer": HomeGold, Inc., a South Carolina corporation, or any successor servicer appointed as provided in the Sale and Servicing Agreement, in its capacity as Servicer under the Sale and Servicing Agreement.

                  "Servicer Event of Default": One or more of the events described in Section 7.01 of the Sale and Servicing Agreement.

                  "Servicer Extension Notice": As described in Section 7.01 of the Sale and Servicing Agreement.

                  "Servicer Remittance Date": With respect to any Payment Date, 12:00 noon New York time on the fourth Business Day prior to such Payment Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09 of the Sale and Servicing Agreement.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.16, 3.18 and 3.25 of the Sale and Servicing Agreement. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": With respect to each Group, 0.50% per annum, provided that if the Back-up Servicer has assumed the duties of Servicer and (i) the Mortgage Loans that are more than 30 days delinquent are equal to or greater than 12% but less than 18% of all Mortgage Loans (measured by the aggregate Stated Principal Balance as of the time of servicing transfer), the Servicing Fee Rate shall increase to 0.65% per annum or (ii) if the Mortgage Loans that are more than 30 days delinquent are equal to or exceed 18% of all Mortgage Loans (measured by the aggregate Stated Principal Balance as of the time of servicing transfer) the Servicing Fee Rate shall increase to 0.75% per annum.

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Indenture Trustee and the Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Shortfall Interest Deferred Amount": For any Payment Date with respect to any Class A Note, the amount, if any, of interest accrued during the related Interest Accrual Period on the Note Principal Balance of such Class A Note at the related Class A Note Interest Rate that is not available for payment on such Payment Date out of the Available Distribution Amount due to Relief Act Interest Shortfalls and, to the extent not funded by the Servicer, Prepayment Interest Shortfalls.

                  "Single Security": With respect to any Class of Notes, a hypothetical Note of such Class evidencing a Percentage Interest for such Class corresponding to an initial Note Principal Balance of $1,000. With respect to the Certificates, a hypothetical Certificate evidencing a 100% Percentage Interest in the Certificates.

                  "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Inc., or its successor in interest.

                  "Specified Overcollateralization Amount": With respect each Class of Notes and to any Payment Date, an amount equal to 13.50% of the Maximum Collateral Amount of the Mortgage Loans in the related Group, subject to the following: (i) if the Step Up Trigger for such Class of Notes has occurred with respect to such Payment Date, the Specified Overcollateralization Amount for such Class of Notes for such Payment Date will be an amount equal to 20% of the Maximum Collateral Amount of the Mortgage Loans in the related Group, and (ii) if the Step Down Trigger has occurred, the Specified Overcollateralization Amount for such Class of Notes for such Payment Date will be an amount equal to the greatest of (A) 0.50% of the Original Pool Balance of the Mortgage Loans in the related Group, (B) the lesser of (x) 13.50% of the Maximum Collateral Amount of the Mortgage Loans in the related Group and (y) the Stepped Down Specified Overcollateralization Percentage of the aggregate Stated Principal Balance of the Mortgage Loans in such Group as of such Payment Date, and (C) the product of three and the Stated Principal Balance of the Mortgage Loan with the highest Stated Principal Balance in such Group as of such Payment Date.

                  "Stated Principal Balance": With respect to any Mortgage
Loan: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or included in a Monthly Advance and distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.18, to the extent distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 8.3 of the Indenture on or before such date of determination, and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": As defined in Section 7.02(b) of the Sale and Servicing Agreement.

                  "Step Down Cumulative Loss Test": The Step Down Cumulative Loss Test for both Groups will be met with respect to a Payment Date as follows: (i) for the 30th through the 41st Payment Dates, if the Cumulative Loss Percentage for both Groups for such Payment Date is 3.00% or less, (ii) for the 42nd through the 53rd Payment Dates, if the Cumulative Loss Percentage for both Groups for such Payment Date is 3.75% or less, (iii) for the 54th through the 65th Payment Dates, if the Cumulative Loss Percentage for such Payment Date is 4.50% or less, and (iv) for 66th Payment Date and any Payment Date thereafter, if the Cumulative Loss Percentage for both Groups for such Payment Date is 5.50% or less.

                  "Step Down Rolling Delinquency Test": The Step Down Rolling Delinquency Test for both Groups will be met with respect to a Payment Date if the Rolling Delinquency Percentage for both Groups for such Payment Date is 11.00% or less.

                  "Step Down Rolling Loss Test": The Step Down Rolling Loss Test for both Groups will be met with respect to a Payment Date if the Rolling Loss Percentage for both Groups for such Payment Date is less than 1.25%.

                  "Step Down Trigger": For any Payment Date after the 30th Payment Date, the Step Down Trigger for both Groups will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test for such Group is met. In no event will the Step Down Trigger be deemed to have occurred for the 30th Payment Date or any preceding Payment Date.

                  "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test for both Groups will be met with respect to a Payment Date as follows (i) for the 1st through the 12th Payment Dates, if the Cumulative Loss Percentage for both Groups for such Payment Date is more than 1.50%, (ii) for the 13th through the 24th Payment Dates, if the Cumulative Loss Percentage for both Groups for such Payment Date is more than 2.25%, (iii) for the 25th through the 36th Payment Dates, if the Cumulative Loss Percentage for Groups for such Payment Date is more than 3.50%, (iv) for the 37th through the 48th Payment Dates, if the Cumulative Loss Percentage for both Groups for such Payment Date is more than 4.75%, and (v) for the 49th Payment Date and any Payment Date thereafter, if the Cumulative Loss Percentage for both Groups for such Payment Date is more than 6.50%.

                  "Step Up Rolling Delinquency Test": The Step Up Rolling Delinquency Test for both Groups will be met with respect to a Payment Date if the Rolling Delinquency Percentage for both Groups for such Payment Date is more than 15.00%.

                  "Step Up Rolling Loss Test": The Step Up Rolling Loss Test for both Groups will be met with respect to a Payment Date if the Rolling Loss Percentage for both Groups for such Payment Date is 1.50% or more.

                  "Step Up Trigger": For any Payment Date, the Step Up Trigger for both Groups will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met for both Groups with respect to such Payment Date.

                  "Stepped Down Specified Overcollateralization Percentage":
For any Payment Date for which the Step Down Trigger for both Groups has occurred, a percentage equal to (i) the percentage equivalent of a fraction, the numerator of which is 13.50% of the Maximum Collateral Amount for both Groups, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in both Groups as of such Payment Date, minus (ii) the percentage equivalent of a fraction, the numerator of which is the product of
(A) the percentage calculated under clause (i) above minus 27.00%, multiplied by (B) the number of consecutive Payment Dates through and including the Payment Date for which the Stepped Down Specified Overcollateralization Percentage both Groups is being calculated, up to a maximum of six, for which the Step Down Trigger for both Groups has occurred, and the denominator of which is six.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02 of the Sale and Servicing Agreement.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 of the Sale and Servicing Agreement and is otherwise acceptable to the Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the Sale and Servicing Agreement.

                  "Substitution Shortfall Amount": As defined in Section 2.05(d) of the Sale and Servicing Agreement.

                  "Tax Returns": Any and all other information reports or returns that may be required to be furnished to the Certificateholder or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Date": The latest of (i) the termination of the Policy and the return of the Policy to the Insurer for cancellation, (ii) the date on which the Indenture Trustee shall have received payment and performance of all Insurer Trust Secured obligations and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Indenture Trustee Trust Secured Obligations.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in the Certificate or a Note, as the case may be.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Security.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in the Certificate or Note, as the case may be.

                  "Transition Cost": Any documented expenses reasonably incurred by the Back-up Servicer or Indenture Trustee in connection with a transfer of servicing from the Servicer to a successor Servicer as successor Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement, but not to exceed $5,000 with respect to any single succession.

                  "Treasury Regulations": Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust":  The trust established by the Trust Agreement.

                  "Trust Accounts": The Collection Account, the Distribution Account, the Reserve Account and the Expense Account.

                  "Trust Agreement": The Amended and Restated Trust Agreement dated as of May 1, 1999 between the Unaffiliated Seller and the Owner Trustee relating to the establishment of the Trust.

                  "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

                  "Trust Interest": A beneficial interest in the Trust representing the interest in the Trust of the Certificateholder.

                  "Trust Property": The two segregated pools of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Indenture Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Unaffiliated Seller's Agreement (including any security interest created thereby), (v) the Collection Account, the Distribution Account, any REO Account and the Expense Account and such assets that


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are deposited therein from time to time and any investments thereof, and (vi)
the Indenture Trustee's rights under the Policy, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Property specifically excludes all payments and other collections of principal and interest on the Mortgage Loans received on or before the Cut-off Date.

                  "Unaffiliated Seller": Emergent Mortgage Holdings Corporation, or its successor-in-interest, in its capacity as Unaffiliated Seller under the Unaffiliated Seller's Agreement and the Trust Agreement.

                  "Unaffiliated Seller's Agreement": The agreement dated as of May 1, 1999 among the Unaffiliated Seller, the Depositor and HomeGold Financial and providing for the sale of the Mortgage Loans from the Unaffiliated Seller to the Depositor.

                  "Underwriting Agreement": The Underwriting Agreement dated May 19, 1999 among the Trust, the Depositor and Prudential Securities Incorporated relating to the issuance and sale of the Notes.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.16 of the Sale and Servicing Agreement.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in
Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Servicer in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Servicer in the event any such review appraisal


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

determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(l) above.

                  "Voting Rights": The voting rights hereunder of Holders of the Notes or, so long as no Insurer Default shall have occurred and be continuing, of the Insurer in the place and stead of the Holders of the Notes, as provided in the Sale and Servicing Agreement and the Indenture.